AMENDMENT TO
STRATEGIC HOTELS & RESORTS, INC.
SECOND AMENDED AND RESTATED 2004 INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT
We agree that the Performance Share Award Agreement we executed as of February ___, 2012 with respect to the Performance Share Award for the Performance Period January 2, 2012 through December 31, 2014 (“Performance Award Agreement”) is hereby amended to delete the second paragraph of Section 3. Change of Control and substitute the following therefor:
All payments under this Performance Share Award with respect to a Change of Control constituting a Go Private Change of Control Transaction may be paid in, at the Company’s discretion, either (1) shares of Common Stock prior to the Go Private Change of Control Transaction at such time and in such manner that you may participate fully as a holder of shares of Common Stock in the Go Private Change of Control Transaction or (2) cash. For purposes of this Performance Share Award, a “Go Private Change of Control Transaction” shall be deemed to have occurred if on or immediately following the Change of Control no shares of Common Stock or other common stock of the Company (or any successor) are traded on a national securities exchange.
In all other respects, the Performance Award Agreement, as amended, remains in full force and effect.
STRATEGIC HOTELS & RESORTS, INC.
By: ______________________________________
Its: ______________________________________

__________________________________________
(Employee Name)

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